EX-28.o.1
DFA INVESTMENT DIMENSIONS GROUP INC.
POWER OF ATTORNEY
The undersigned officers and directors of DFA INVESTMENT DIMENSIONS GROUP INC. (the "Fund") hereby appoint DAVID G. BOOTH, GREGORY K. HINKLE, CATHERINE L. NEWELL, VALERIE A. BROWN, JEFF J. JEON, EDUARDO A. REPETTO, DAVID P. BUTLER and CAROLYN L. O (with full power to any one of them to act) as attorney-in-fact and agent, in all capacities, to execute and to file any of the documents referred to below, relating to (i) the Fund's registration statement on Form N‑1A under the Investment Company Act of 1940 (the "1940 Act") and under the Securities Act of 1933 (the "1933 Act"), including any and all amendments thereto, covering the registration of the Fund as an investment company and the sale of shares by the Fund, and (ii) a registration statement on Form N-1A under the 1933 Act and/or the 1940 Act, including any and all amendments thereto, covering the registration of any registered investment company for which a series of the Fund serves as a master fund in a master fund-feeder fund structure, including, with reference to (i) and (ii), all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings.  Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
The undersigned officers and directors hereby execute this Power of Attorney as of the 1st day of June, 2017.

/s/ David P. Butler	/s/ Eduardo A. Repetto
David P. Butler, Co-Chief Executive Officer	Eduardo A. Repetto, Co-Chief Executive Officer, Co-Chief Investment Officer, and Director

/s/ David G. Booth	/s/ Catherine L. Newell
David G. Booth, Chairman and Director	Catherine L. Newell, President and General Counsel

/s/ George M. Constantinides	/s/ Gregory K. Hinkle
George M. Constantinides, Director	Gregory K. Hinkle, Vice President, Chief Financial Officer, and Treasurer

/s/ John P. Gould	/s/ Edward P. Lazear
John P. Gould, Director	Edward P. Lazear, Director

/s/ Roger G. Ibbotson	/s/ Myron S. Scholes
Roger G. Ibbotson, Director	Myron S. Scholes, Director

/s/ Douglas W. Diamond	/s/ Abbie J. Smith
Douglas W. Diamond, Director	Abbie J. Smith, Director